Exhibit 99.1

Ken Diptee

Executive Director, Investor Relations

DineEquity, Inc.

818-637-3632

Media Contact

Stacy Roughan and Samantha Verdile

Sard Verbinnen & Co.

310-201-2040 and 212-687-8080

DineEquity, Inc. Reports Strong First Quarter 2014 Results

•                  First quarter 2014 adjusted EPS (Non-GAAP) of $1.26 and GAAP EPS of $1.08

•                  Adjusted EPS (Non-GAAP) increased 11% compared to the first quarter of 2013

•                  Generated strong free cash flow of $50.3 million

•                  Returned over $29 million to shareholders through share repurchases and a first quarter cash dividend of $0.75 per share of common stock, or 58% of free cash flow

•                  First quarter domestic system-wide same-restaurant sales increased 3.9% at IHOP and decreased 0.5% at Applebee’s

•                  IHOP achieved its fourth consecutive quarter of positive same-restaurant sales

GLENDALE, Calif., May 1, 2014 — DineEquity, Inc. (NYSE: DIN), the parent company of Applebee’s Neighborhood Grill & Bar® and IHOP® restaurants, today announced financial results for the first quarter of 2014.

“DineEquity started 2014 with a strong first quarter, building on our accomplishments from the prior year. We continue to execute on our strategy and generate strong free cash flow,” said Julia A. Stewart, Chairman and Chief Executive Officer of DineEquity, Inc.

Ms. Stewart continued, “IHOP’s same-restaurant sales were positive for the fourth consecutive quarter and overwhelmingly outperformed its category, reflecting our focus on menu enhancements, innovative advertising, and higher operating standards.  At Applebee’s, we are conducting a comprehensive assessment of the brand, with the goal of achieving consistent and positive same-restaurant sales and traffic.  We have the foundation to build momentum at both brands and maintain our commitment to create additional value for our shareholders.”

First Quarter 2014 Financial Highlights

•                  Adjusted net income available to common stockholders was $24.0 million for the first quarter of 2014, or adjusted earnings per diluted share of $1.26.  This compares to $21.8 million, or adjusted earnings per diluted share of $1.14, for the same period of 2013. The increase in adjusted net income was due to higher segment profit and lower cash interest expense. These items were partially offset by higher income taxes and a slight increase in general and administrative expenses.  (See “Non-GAAP Financial Measures” below.)

•                  GAAP net income available to common stockholders was $20.5 million for the first quarter of 2014, or earnings per diluted share of $1.08. This compares to $17.9 million, or earnings per diluted share of $0.93 for the same period of 2013.  The increase in net income was primarily due to higher segment profit and debt modification costs that occurred in the first quarter of 2013 that did not recur in the first quarter of 2014.  These items were partially offset by a loss on the disposition of assets in the first quarter of 2014 compared to a gain in the same period of 2013 and a modest increase in general and administrative expenses.

•                  EBITDA was $77.6 million for first quarter of 2014. (See “Non-GAAP Financial Measures” below.)

•                  For the first quarter of 2014, cash flows from operating activities were $52.8 million, principal receipts from long-term receivables were $3.4 million, capital expenditures were $2.0 million, principal payments on capital lease and financing obligations were $2.7 million, the mandatory 1% repayment on the Term Loan principal balance was $1.2 million, and free cash flow was $50.3 million.  (See “Non-GAAP Financial Measures” below.)

Potential Refinancing of Indebtedness

The Company is actively evaluating debt refinancing options.  DineEquity continually monitors, among other things, prevailing interest rates and the economic environment to determine the optimal timing of a transaction. The Company anticipates refinancing some or all of its long-term debt in 2014 if financial market and economic conditions are favorable to do so.

Same-Restaurant Sales Performance

•                  Applebee’s domestic system-wide same-restaurant sales decreased 0.5% for the first quarter of 2014 compared to the same quarter of 2013.

•                  IHOP’s domestic system-wide same restaurant sales increased 3.9% for the first quarter of 2014 compared to the same period of 2013.

Financial Performance Guidance for Fiscal 2014

DineEquity reiterates its financial performance guidance for fiscal 2014 contained in the press release issued on February 26, 2014.

Investor Conference Call Today

The Company will host an investor conference call on May 1, 2014, at 11:00 a.m. Eastern Time / 8:00 a.m. Pacific Time to discuss its results for the first quarter of fiscal 2014.  To participate on the call, please dial (888) 713-4213 and reference pass code 84150990.  International callers, please dial (617) 213-4865 and reference pass code 84150990. Participants may also pre-register to obtain a unique pin number to join the call without operator assistance by visiting the following Web site:

https://www.theconferencingservice.com/prereg/key.process?key=PFCRY8M8E

A live webcast of the call will be available on DineEquity’s Web site at www.dineequity.com, and may be accessed by visiting Calls & Presentations under the site’s Investors section.  Participants should allow approximately ten minutes prior to the call’s start time to visit the site and download any streaming media software needed to listen to the webcast.  A telephonic replay of the call may be accessed from 12:00 p.m. Pacific Time on May 1, 2014 through 11:59 p.m. Pacific Time on May 8, 2014 by dialing (888) 286-8010 and referencing pass code 31135803.  International callers, please dial (617) 801-6888 and reference pass code 31135803.  An online archive of the webcast will also be available on the Investors section of DineEquity’s Web site.

About DineEquity, Inc.

Based in Glendale, California, DineEquity, Inc., through its subsidiaries, franchises and operates restaurants under the Applebee’s Neighborhood Grill & Bar and IHOP brands. With more than 3,600 restaurants combined in 19 countries, over 400 franchisees and approximately 200,000 team members (including franchisee- and company-operated restaurant employees), DineEquity is one of the largest full-service restaurant companies in the world. For more information on DineEquity, visit the Company’s Web site located at www.dineequity.com.

Forward-Looking Statements

Statements contained in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. You can identify these forward-looking statements by words such as “may,” “will,” “should,” “expect,” “anticipate,” “believe,” “estimate,” “intend,” “plan” and other similar expressions. These statements involve known and unknown risks, uncertainties and other factors, which may cause actual results to be materially different from those expressed or implied in such statements. These factors include, but are not limited to: the effect of general economic conditions; the Company’s indebtedness and risks associated with the timing and our ability to refinance the Company’s indebtedness; risk of future impairment charges; trading volatility and the price of the Company’s common stock; the Company’s results in any given period differing from guidance provided to the public; the highly competitive nature of the restaurant business; the Company’s business strategy failing to achieve anticipated results; risks associated with the restaurant industry; risks associated with locations of current and future restaurants; rising costs for food commodities and utilities; shortages or interruptions in the supply or delivery of food; ineffective marketing and guest relationship initiatives and use of social media; changing health or dietary preferences; our engagement in business in foreign markets; harm to our brands’ reputation; litigation; fourth-party claims with respect to intellectual property assets; environmental liability; liability relating to employees; failure to comply with applicable laws and regulations; failure to effectively implement restaurant development plans; our dependence upon our franchisees; concentration of Applebee’s franchised restaurants in a limited number of franchisees; credit risk from IHOP franchisees operating under our previous business model; termination or non-renewal of franchise agreements; franchisees breaching their franchise agreements; insolvency proceedings involving franchisees; changes in the number and quality of franchisees; inability of franchisees to fund capital expenditures; heavy dependence on information technology; the occurrence of cyber incidents or a deficiency in our cybersecurity; failure to execute on a business continuity plan; inability to attract and retain talented employees; risks associated with retail brand initiatives; failure of our internal controls; and other factors discussed from time to time in the Company’s Annual and Quarterly Reports on Forms 10-K and 10-Q and in the Company’s other filings with the Securities and Exchange Commission. The forward-looking statements contained in this release are made as of the date hereof and the Company assumes no obligation to update or supplement any forward-looking statements.

Non-GAAP Financial Measures

This news release includes references to the Company’s non-GAAP financial measures “adjusted net income available to common stockholders (adjusted EPS),” “EBITDA,” “free cash flow,” and “segment EBITDA.”  “Adjusted EPS” is computed for a given period by deducting from net income or loss available to common stockholders for such period the effect of any closure and impairment charges, any gain or loss related to debt extinguishment, any intangible asset amortization, any non-cash interest expense, any debt modification costs, and any gain or loss related to the disposition of assets. This is presented on an aggregate basis and a per share (diluted) basis.  The Company defines “EBITDA” for a given period as income before income taxes less interest expense, loss on extinguishment of debt, depreciation and amortization, closure and impairment charges, non-cash stock-based compensation, gain or loss on disposition of assets and other charge backs as defined by its credit agreement. “Free cash flow” for a given period is defined as cash provided by operating activities, plus receipts from notes and equipment contracts receivable (“long-term notes receivable”), less principal payments on capital lease and financing obligations, the mandatory 1% of Term Loan principal balance repayment, and capital expenditures. “Segment EBITDA” for a given period is defined as gross segment profit plus depreciation and amortization as well as interest charges related to the segment. Management utilizes EBITDA for debt covenant purposes and free cash flow to determine the amount of cash remaining for general corporate and strategic purposes and for the return of cash to stockholders pursuant to our capital allocation strategy, after the receipts from long-term receivables, and the funding of operating activities, capital expenditures and debt service. Management believes this information is helpful to investors to determine the Company’s adherence to debt covenants and the Company’s cash available for these purposes. Adjusted EPS, EBITDA, free cash flow and segment EBITDA are supplemental non-GAAP financial measures and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with United States generally accepted accounting principles.

DineEquity, Inc. and Subsidiaries

Consolidated Statements of Income

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended
	March 31,
	2014	2013
Segment Revenues:
Franchise and restaurant revenues	$131,795	$128,329
Rental revenues	30,753	31,003
Financing revenues	4,653	3,837
Total segment revenues	167,201	163,169
Segment Expenses:
Franchise and restaurant expenses	45,678	44,476
Rental expenses	23,866	24,269
Financing expenses	585	—
Total segment expenses	70,129	68,745
Gross segment profit	97,072	94,424
General and administrative expenses	34,185	34,032
Interest expense	24,969	25,295
Amortization of intangible assets	3,071	3,071
Closure and impairment charges	200	838
Loss on extinguishment of debt	6	20
Debt modification costs	—	1,296
Loss (gain) on disposition of assets	927	(318)
Income before income taxes	33,714	30,190
Income tax provision	(12,890)	(11,951)
Net income	$20,824	$18,239
Net income available to common stockholders:
Net income	$20,824	$18,239
Less: Net income allocated to unvested participating restricted stock	(343)	(329)
Net income available to common stockholders	$20,481	$17,910
Net income available to common stockholders per share:
Basic	$1.09	$0.95
Diluted	$1.08	$0.93
Weighted average shares outstanding:
Basic	18,794	18,911
Diluted	19,054	19,193

Dividends declared per common share	$0.75	$0.75
Dividends paid per common share	$0.75	$0.75

DineEquity, Inc. and Subsidiaries

Consolidated Balance Sheets

(In thousands, except share and per share amounts)

	March 31, 2014	December 31, 2013
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$133,218	$106,011
Receivables, net	91,493	144,137
Prepaid income taxes	—	4,708
Prepaid gift cards	39,559	49,223
Deferred income taxes	26,501	23,853
Other current assets	8,092	3,650
Total current assets	298,863	331,582
Long-term receivables	194,066	197,153
Property and equipment, net	264,855	274,295
Goodwill	697,470	697,470
Other intangible assets, net	791,033	794,057
Other assets, net	108,960	110,085
Total assets	$2,355,247	$2,404,642
Liabilities and Stockholders’ Equity
Current liabilities:
Current maturities of long-term debt	$4,720	$4,720
Accounts payable	39,857	40,050
Gift card liability	111,020	171,955
Accrued employee compensation and benefits	10,099	24,956
Accrued interest payable	31,671	13,575
Income taxes payable	12,890	—
Current maturities of capital lease and financing obligations	12,577	12,247
Other accrued expenses	22,940	16,770
Total current liabilities	245,774	284,273
Long-term debt, less current maturities	1,203,247	1,203,517
Capital lease obligations, less current maturities	108,533	111,707
Financing obligations, less current maturities	46,848	48,843
Deferred income taxes	334,195	341,578
Other liabilities	98,470	99,545
Total liabilities	2,037,067	2,089,463
Commitments and contingencies
Stockholders’ equity:
Common stock, $0.01 par value, shares: 40,000,000 authorized; March 31, 2014 - 25,284,475 issued, 19,155,078 outstanding; December 31, 2013 - 25,299,315 issued, 19,040,890 outstanding	253	253
Additional paid-in-capital	274,557	274,202
Retained earnings	343,095	336,578
Accumulated other comprehensive loss	(170)	(164)
Treasury stock, at cost; shares: March 31, 2014 - 6,129,397; December 31, 2013 - 6,258,425	(299,555)	(295,690)
Total stockholders’ equity	318,180	315,179
Total liabilities and stockholders’ equity	$2,355,247	$2,404,642

DineEquity, Inc. and Subsidiaries

Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Three Months Ended
	March 31,
	2014	2013
Cash flows from operating activities:
Net income	$20,824	$18,239
Adjustments to reconcile net income to cash flows provided by operating activities:
Depreciation and amortization	8,783	8,836
Non-cash interest expense	1,642	1,503
Deferred income taxes	(10,031)	(8,253)
Non-cash stock-based compensation expense	3,143	3,189
Tax benefit from stock-based compensation	3,524	2,228
Excess tax benefit from share-based compensation	(4,455)	(966)
Loss (gain) on disposition of assets	927	(318)
Debt modification costs	—	1,282
Other	(196)	1,806
Changes in operating assets and liabilities:
Receivables	52,887	47,216
Current income tax receivables and payables	18,020	16,528
Other current assets	8,913	16,678
Accounts payable	775	1,659
Accrued employee compensation and benefits	(14,857)	(11,482)
Gift card liability	(60,936)	(54,332)
Other accrued expenses	23,877	27,413
Cash flows provided by operating activities	52,840	71,226
Cash flows from investing activities:
Additions to property and equipment	(2,039)	(1,495)
Proceeds from sale of property and equipment	681	—
Principal receipts from notes, equipment contracts and other long-term receivables	3,415	3,810
Other	(55)	68
Cash flows provided by investing activities	2,002	2,383
Cash flows from financing activities:
Repayment of long-term debt	(1,200)	(1,200)
Payment of debt modification costs	—	(1,282)
Principal payments on capital lease and financing obligations	(2,695)	(2,483)
Repurchase of DineEquity common stock	(15,002)	—
Dividends paid on common stock	(14,293)	(14,512)
Repurchase of restricted stock	(1,831)	(2,590)
Proceeds from stock options exercised	6,623	3,018
Excess tax benefit from share-based compensation	4,455	966
Change in restricted cash	(3,692)	(2,681)
Cash flows used in financing activities	(27,635)	(20,764)
Net change in cash and cash equivalents	27,207	52,845
Cash and cash equivalents at beginning of period	106,011	64,537
Cash and cash equivalents at end of period	$133,218	$117,382

NON-GAAP FINANCIAL MEASURES

(In thousands, except per share amounts)

(Unaudited)

Reconciliation of (i) net income available to common stockholders to (ii) net income available to common stockholders excluding closure and impairment charges; loss on extinguishment of debt; amortization of intangible assets; non-cash interest expense; debt modification costs; and gain/loss on disposition of assets, all items net of taxes (as appropriate), and related per share data:

	Three Months Ended
	March 31,
	2014	2013
Net income available to common stockholders, as reported	$20,481	$17,910
Closure and impairment charges	200	838
Loss on extinguishment of debt	6	20
Amortization of intangible assets	3,071	3,071
Non-cash interest expense	1,642	1,503
Debt modification costs	—	1,296
Loss (gain) on disposition of assets	927	(318)
Income tax provision	(2,221)	(2,436)
Net income allocated to unvested participating restricted stock	(61)	(77)
Net income available to common stockholders, as adjusted	$24,045	$21,807

Diluted net income available to common stockholders per share:
Net income available to common stockholders, as reported	$1.08	$0.93
Closure and impairment charges	0.01	0.02
Loss on extinguishment of debt	0.00	0.00
Amortization of intangible assets	0.10	0.10
Noncash interest expense	0.06	0.05
Debt modification costs	—	0.04
Loss (gain) on disposition of assets	0.03	(0.01)
Net income allocated to unvested participating restricted stock	(0.00)	(0.00)
Rounding	(0.02)	0.01
Diluted net income available to common stockholders per share, as adjusted	$1.26	$1.14

Numerator for basic EPS-income available to common stockholders, as adjusted	$24,045	$21,807
Effect of unvested participating restricted stock using the two-class method	3	3
Numerator for diluted EPS-income available to common stockholders after assumed conversions, as adjusted	$24,048	$21,810

Denominator for basic EPS-weighted-average shares	18,794	18,911
Dilutive effect of stock options	260	282
Denominator for diluted EPS-weighted-average shares and assumed conversions	19,054	19,193

DineEquity, Inc. and Subsidiaries

Non-GAAP Financial Measures

(In thousands)

(Unaudited)

Reconciliation of U.S. GAAP income before income taxes to EBITDA:

	Three Months Ended	Twelve Months Ended
	March 31, 2014
U.S. GAAP income before income taxes	$33,714	$114,141
Interest charges	28,952	115,888
Depreciation and amortization	8,784	35,302
Non-cash stock-based compensation	3,143	9,318
Closure and impairment charges	200	974
Gain on sale of assets	927	1,022
Other	1,858	4,301
EBITDA	$77,578	$280,946

Reconciliation of the Company’s cash provided by operating activities to “free cash flow” (cash from operations, plus receipts from notes, equipment contracts and other long-term receivables, less consolidated capital expenditures, principal payments on capital leases and financing obligations and the mandatory annual repayment of 1% of our Term Loan principal balance):

	Three Months Ended
	March 31,
	2014	2013
Cash flows provided by operating activities	$52,840	$71,226
Principal receipts from long-term receivables	3,415	3,810
Additions to property and equipment	(2,039)	(1,495)
Free cash flow before debt service	54,216	73,541
Principal payments on capital lease and financing obligations	(2,695)	(2,483)
Mandatory 1% of Term Loans principal balance repayment	(1,180)	(1,180)
Free cash flow	50,341	69,878
Dividends paid on common stock	(14,293)	(14,512)
Repurchase of DineEquity common stock	(15,002)	—
	$21,046	$55,366

DineEquity, Inc. and Subsidiaries

Non-GAAP Financial Measures

(In millions)

(Unaudited)

Reconciliation of U.S. GAAP gross segment profit to segment EBITDA:

Three months ended March 31, 2014

	Franchise - Applebee’s	Franchise - IHOP	Company Restaurants	Rental Operations	Financing Operations	Total
Revenue	$50,753	$64,741	$16,301	$30,753	$4,653	$167,201
Expense	1,400	27,973	16,305	23,866	585	70,129
Gross segment profit	49,353	36,768	(4)	6,887	4,068	97,072
Plus:
Depreciation/amortization	2,621	—	524	3,344	—	6,489
Interest charges	—	—	100	3,860	—	3,960
Segment EBITDA	$51,974	$36,768	$620	$14,091	$4,068	$107,521

Three months ended March 31, 2013

	Franchise - Applebee’s	Franchise - IHOP	Company Restaurants	Rental Operations	Financing Operations	Total
Revenue	$50,733	$61,131	$16,465	$31,003	$3,837	$163,169
Expense	1,484	26,703	16,289	24,269	—	68,745
Gross segment profit	49,249	34,428	176	6,734	3,837	94,424
Plus:
Depreciation/amortization	2,760	—	529	3,408	—	6,697
Interest charges	—	—	94	4,092	—	4,186
Segment EBITDA	$52,009	$34,428	$799	$14,234	$3,837	$105,307

Restaurant Data

The following table sets forth, for the three and three months ended March 31, 2014 and 2013, the number of “Effective Restaurants” in the Applebee’s and IHOP systems and information regarding the percentage change in sales at those restaurants compared to the same periods in the prior year. Sales at restaurants that are owned by franchisees and area licensees are not attributable to the Company. However, we believe that presentation of this information is useful in analyzing our revenues because franchisees and area licensees pay us royalties and advertising fees that are generally based on a percentage of their sales, and, where applicable, rental payments under leases that  may be partially based on a percentage of their sales. Management also uses this information to make decisions about future plans for the development of additional restaurants as well as evaluation of current operations.

	Three Months Ended
	March 31,
	2014	2013
	(unaudited)
Applebee’s Restaurant Data
Effective Restaurants(a)
Franchise	1,985	2,006
Company	23	23
Total	2,008	2,029

System-wide(b)
Sales percentage change(c)	(0.7)%	(0.4)%
Domestic same-restaurant sales percentage change(d)	(0.5)%	(1.3)%

Franchise(b)(e)
Sales percentage change(c)	(0.7)%	7.2%
Domestic same-restaurant sales percentage change(d)	(0.5)%	(1.2)%
Average weekly domestic unit sales (in thousands)	$49.5	$49.3

	Three Months Ended
	March 31,
	2014	2013
	(unaudited)
IHOP Restaurant Data
Effective Restaurants(a)
Franchise	1,439	1,408
Area license	169	167
Company	11	12
Total	1,619	1,587

System-wide(b)
Sales percentage change(c)	6.5%	2.4%
Domestic same-restaurant sales percentage change(d)	3.9%	(0.5)%

Franchise(b)
Sales percentage change(c)	6.4%	2.3%
Domestic same-restaurant sales percentage change(d)	3.9%	(0.5)%
Average weekly domestic unit sales (in thousands)	$36.4	$34.9

Area License (b)
Sales percentage change(c)	8.0%	4.1%

(a)   “Effective Restaurants” are the weighted average number of restaurants open in a given fiscal period, adjusted to account for restaurants open for only a portion of the period. Information is presented for all Effective Restaurants in the Applebee’s and IHOP systems, which includes restaurants owned by the Company as well as those owned by franchisees and area licensees.

(b)   “System-wide” sales are retail sales at Applebee’s restaurants operated by franchisees and IHOP restaurants operated by franchisees and area licensees, as reported to the Company, in addition to retail sales at company-operated restaurants.  Sales at restaurants that are owned by franchisees and area licensees are not attributable to the Company. Unaudited reported sales for Applebee’s domestic franchise restaurants, IHOP franchise restaurants and IHOP area license restaurants for the three and three months ended March 31, 2014 and 2013 were as follows:

	Three Months Ended
	March 31,
	2014	2013
	(In millions)
Reported sales (unaudited)
Applebee’s franchise restaurant sales	$1,183.1	$1,191.5
IHOP franchise restaurant sales	$680.3	$639.3
IHOP area license restaurant sales	$70.1	$64.9

(c)   “Sales percentage change” reflects, for each category of restaurants, the percentage change in sales in any given fiscal period compared to the prior fiscal period for all restaurants in that category.

(d)   “Domestic same-restaurant sales percentage change” reflects the percentage change in sales, in any given fiscal period, compared to the same weeks in the prior year for domestic restaurants that have been operated throughout both fiscal periods that are being compared and have been open for at least 18 months. Because of new unit openings and restaurant closures, the domestic restaurants open throughout both fiscal periods being compared may be different from period to period. Same-restaurant sales percentage change does not include data on IHOP area license restaurants located in Florida.

(e)   The sales percentage change for the three months ended March 31, 2013 for Applebee’s franchise restaurants was impacted by the refranchising of 154 company-operated restaurants during 2012.

DineEquity, Inc. and Subsidiaries

Restaurant Data

The following table summarizes our restaurant development activity:

	Three Months Ended
	March 31,
	2014	2013
	(Unaudited)
Applebee’s Restaurant Development Activity
Summary - beginning of period:
Franchise	1,988	2,011
Company restaurants	23	23
Total Applebee’s restaurants, beginning of period	2,011	2,034
Franchise restaurants opened:
Domestic	8	2
International	—	—
Total franchise restaurants opened	8	2
Franchise restaurants closed:
Domestic	(5)	(3)
International	(3)	(2)
Total franchise restaurants closed	(8)	(5)
Net franchise restaurant additions (reductions)	—	(3)
Summary - end of period:
Franchise	1,988	2,008
Company restaurants	23	23
Total Applebee’s restaurants, end of period	2,011	2,031

IHOP Restaurant Development Activity
Summary - beginning of period:
Franchise	1,439	1,404
Area license	168	165
Company	13	12
Total IHOP restaurants, beginning of period	1,620	1,581
Franchise/area license restaurants opened:
Domestic franchise	9	8
Domestic area license	1	2
International franchise	4	2
International area license	—	—
Refranchised	3	—
Total franchise/area license restaurants opened	17	12
Franchise/area license restaurants closed:
Domestic franchise	(5)	(4)
Domestic area license	—	—
International franchise	(1)	—
International area license	(1)	—
Total franchise/area license restaurants closed	(7)	(4)
Franchise restaurants reacquired by the Company	—	—
Net franchise/area license restaurant additions	10	8
Summary - end of period
Franchise	1,449	1,410
Area license	168	167
Company	10	12
Total IHOP restaurants, end of period	1,627	1,589